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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 11, 2002

                                    NQL INC.
                                    --------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                        --------------------------------
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


          0-10558                                             33-0887356
-----------------------------                                 ------------
  (Commission File Number)                                (I.R.S. Employer
                                                          Identification No.)


           386 PARK AVENUE SOUTH, SUITE 700, NEW YORK, NEW YORK 10016
           ----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 453-1525
                         ------------------------------
                         (Registrant's telephone number,
                              including area code)


                 900 HUYLER STREET, TETERBORO, NEW JERSEY 07608
                 ----------------------------------------------
                          (Registrant's former address)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         The registrant's wholly-owned subsidiary, Delta Computec Inc. ("Delta"), disposed of substantially all of Delta's assets, including operating assets, vendor and customer contracts, property and customer lists on October 11, 2002 pursuant to the terms of an Asset Purchase Agreement (the "Asset Purchase Agreement") between the registrant, Delta and ViewCast.com, Inc. ("ViewCast"). The United States Bankruptcy Court for the District of New Jersey in the registrant's bankruptcy case previously authorized the registrant to cause Delta to sell its assets to ViewCast. NQL has previously reported the signing of the Asset Purchase Agreement in a prior Current Report on Form 8-K which was filed on July 3, 2002, which prior filing is hereby incorporated herein by reference.

         At the closing, the Delta assets were transferred or assigned to, and certain of Delta's liabilities were assumed by, a subsidiary of ViewCast. In consideration for the acquisition of the Delta assets and the assumption of Delta's liabilities, an aggregate of $500,000 was paid in cash at the October 11, 2002 closing. In addition, subject to adjustment as set forth in the Asset Purchase Agreement, an additional $250,000 is payable six months after the closing and a final $250,000 is payable twelve months after closing. The ViewCast subsidiary also agreed to assume Delta liabilities in the approximate aggregate amount of $2,562,000. ViewCast has guaranteed the obligations of the ViewCast subsidiary.

         By the Asset Purchase Agreement, ViewCast also agreed to issue to Delta up to 150,000 shares of ViewCast's Class D Preferred Stock, of which 95,500 shares were issued at the closing. Subject to adjustment as set forth in the Asset Purchase Agreement, the remaining 54,500 shares are issuable in the future. For the purposes of the acquisition, the Asset Purchase Agreement valued the 150,000 shares of ViewCast Class D Preferred Stock at $10.00 per share, or $1,500,000. The 150,000 shares of the Class D Preferred Stock are convertible into 1,000,000 common shares of ViewCast at $1.50 per share. The ViewCast common stock to be issued upon conversion is subject to a Registration Rights Agreement whereby ViewCast has agreed to register that ViewCast common stock in certain circumstances. The shares of common stock of ViewCast are traded on the OTC Bulletin Board under the symbol VCST.

         The Class D Preferred Stock is also required to be redeemed at the stated value of $1,500,000, at the option of the holders of that stock, at any time after the second anniversary of the closing. ViewCast also has the right to redeem the 150,000 shares of Class D Preferred Stock at the stated value of $1,500,000 at any time from and after the third anniversary date of the closing, or prior to the third anniversary date of the closing if the ViewCast common stock has traded at $3.75 per share for a period of ten consecutive trading days.

         The principle followed in determining the amount of consideration paid for the Delta assets was an arms-length negotiation between the registrant, Delta and ViewCast. There was no prior material relationship between ViewCast and either the registrant or





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Delta or any of their affiliates, directors or officers or any associates of any such director or officer. Following the closing, the former president of Delta became an employee of, and president of, the ViewCast subsidiary.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NQL INC.


Date: October 25, 2002             By:/s/ Matthew C. Harrison, Jr.
                                      -----------------------------------------
                                       Matthew C. Harrison, Jr.
                                   Member of the Board of Directors